For release on August 29, 2003


Contacts:
Robert W. DeCook, President & CEO
             or
Vicki Hladik, Senior Vice President & CFO
(641)673-8328

                 Horizon Financial Services Corporation Reports
                 Fourth Quarter and Fiscal Year End 2003 Results
                        And Announces Annual Meeting Date


Oskaloosa, Iowa -- Horizon Financial Services Corporation, Nasdaq OTC BB (HZFS), the parent company of Horizon Federal Savings Bank, reported net earnings of $314,000 or $0.41 per share, fully diluted, for the quarter ended June 30, 2003, compared to $216,000 or $0.28 per share, fully diluted, for the quarter ended June 30, 2002, representing a $99,000 increase, or 46.0% for the three month periods being compared. The increase in net earnings is primarily attributable to a decrease in total interest paid on deposits of $87,000, or 18.0%, and an increase in non-interest income of $52,000, or 36.2%. The decrease in interest expense of $89,000 was partially offset by a decrease in total interest income of $36,000, but was enhanced by a decrease in provision for losses on loans of $58,000. The decrease in interest expense and the smaller decrease in interest earned were attributable primarily to decreases in rates during the period. The Company had an increase in non-interest expense of $11,000 to $626,000 for the three month period ended June 30, 2003 compared to $615,000 for the same period ended June 30, 2002, mainly as a result of an increase of $27,000 in office property and equipment. The Company's net interest margin, which is annualized net income divided by average interest-earning assets, was 4.36% for the three month period ended June 30, 2003 compared to 4.27% for the equivalent period ended June 30, 2002.

The Company also reported results for its fiscal year ended June 30, 2003. The Company reported net earnings of $1,139,000 or $1.48 per share, fully diluted, for the year ended June 30, 2003, compared to net earnings of $1,085,000 or $1.42 per share, fully diluted, for the fiscal year ended June 30, 2002, an increase of 5.0%. The increase in income for the fiscal year is primarily attributable to a decrease of $704,000, or 25.8%, in interest expense on deposits and advances which was offset in part by a decrease in interest income of $347,000,or 5.6%. Net interest income, prior to provisions for losses on loans, increased $358,000 to $3.8 million from $3.4 million for the fiscal year ended June 30, 2003, as compared to the fiscal year ended June 30, 2002. As with the fourth fiscal quarter just ended, the decrease in interest expense and the smaller decrease in interest earned were attributable primarily to decreases in rates. Provision for loan losses decreased $96,000 to $236,000 for the current year compared to $332,000 for the year ended June 30, 2002. Management notes that several quarters of somewhat higher provisions could occur since some area employers are laying employees off and cutting weekly hours from a 40 hour work week to a 32 hour work week. Non-interest income decreased $236,000 to $625,000 for the fiscal year ended June 30, 2003, as compared to $861,000 for the fiscal year ended June 30, 2002, as a result of decreased gain on sale of securities of $203,000 and a $102,000 increase in impairment loss on equity securities. These decreases in non-interest income were partially offset by smaller increases in fees, commissions and service charges, gain on sale of mortgage loans and other non-interest income. Non-interest expense increased $139,000 during the fiscal year to $2.4 million from $2.3 million primarily the result of increased compensation costs and office property and equipment expense. Taxes on income increased by $25,000 from fiscal 2002 to fiscal

2003 due to the Company's increased profitability. "I am very pleased that income for fiscal year 2003 remained very strong, especially from our core operations, and sufficient to produce an annualized 11.48 percent return on equity." stated Robert W. DeCook, Chief Executive Officer. The Company's net interest margin for fiscal 2003 compared to 2002 was 4.31% and 3.97%, respectively.

At June 30, 2003, Horizon Financial Services Corporation had assets of $91.3 million and stockholders' equity of $10.4 million, or $13.95 per share of common stock outstanding compared to assets of $88.4 million and stockholders' equity of $9.4 million, or $12.48 per share at June 30, 2002. At fiscal year end, deposits had increased by $2.5 million, or 3.4%, rising from $71.9 million at June 30, 2002 to $74.4 million at June 30, 2003. Horizon Financial Services Corporation and its subsidiary, Horizon Federal Savings Bank, provide a wide range of financial products and services through three offices in two counties in southeast Iowa and a new loan production office in Pleasant Hill, Iowa.

The annual meeting record date is September 5, 2003, and the annual meeting of shareholders will be held October 23, 2003, at the home office of Horizon Federal Savings Bank, 301 1st Avenue East, Oskaloosa, Iowa, at 3:00 p.m.


                           FORWARD-LOOKING STATEMENTS

The Company may from time to time make "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission (the "SEC"), in its reports to shareholders and in other communications by the Company, which are made in good faith by the Company and the Banks pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (many of which are beyond the Company's control). Those risks and uncertainties could cause the Company's financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements.

The  Company  does  not  undertake,   and  expressly  disclaims  any  intent  or
obligation, to update any forward- looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

              HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                           Consolidated Balance Sheets

                                                                  June 30,        June 30,
Assets                                                              2003            2002
------                                                          ------------    ------------

Cash and cash equivalents                                       $  5,303,912    $  8,124,566
Securities available-for-sale                                     17,176,190      12,086,313
Loans receivable, net                                             65,006,810      65,098,795
Real estate                                                          638,658         417,137
Stock in Federal Home Loan Bank, at cost                             509,200         509,200
Office property and equipment, net                                 1,971,871       1,351,486
Accrued interest receivable                                          567,301         587,134
Deferred tax asset                                                    60,000         211,800
Accrued income taxes receivable                                       42,282           - - -
Prepaid expenses and other assets                                     46,109          51,576
                                                                ------------    ------------

          Total assets                                          $ 91,322,333    $ 88,438,007
                                                                ============    ============


Liabilities and Stockholders' Equity
------------------------------------

Deposits                                                        $ 74,422,752    $ 71,953,695
Advances from Federal Home Loan Bank                               5,545,115       5,571,497
Advance payments by borrowers for taxes and insurance                347,265         373,147
Accrued income taxes payable                                          - - -           490,522
Accrued expenses and other liabilities                               563,151         645,694
                                                                ------------    ------------

          Total liabilities                                       80,878,283      79,034,555
                                                                ------------    ------------


Stockholders' equity
--------------------
Preferred stock, $.01 par value
      Authorized 250,000 shares; none issued                           - - -           - - -
Common stock, $.01 par value
      Authorized 1,500,000 shares; 1,046,198 shares issued            10,462          10,462
Additional paid-in capital                                         5,025,598       5,025,598
Retained earnings, substantially restricted                        7,498,305       6,515,330
Treasury stock, at cost (297,267 and 293,016 shares at
      June 30, 2003 and June 30, 2002, respectively)              (2,237,884)     (2,119,466)
Accumulated other comprehensive gain (loss) - net
      unrealized gain (loss) on securities available-for-sale        147,569         (28,472)
                                                                ------------    ------------

          Total stockholders' equity                              10,444,050       9,403,452
                                                                ------------    ------------


Total liabilities and stockholders' equity                      $ 91,322,333    $ 88,438,007
                                                                ============    ============


              HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                      Consolidated Statements of Operations

                                                     Three Months                 Twelve Months
                                                    Ended June 30,                Ended June 30,
                                                 2003           2002           2003           2002
                                                 ----           ----           ----           ----

Interest income:
   Loans                                      $ 1,234,554    $ 1,289,032    $ 5,107,922    $ 5,339,939
   Investment securities available-for-sale       184,205        150,748        627,615        701,044
   Other interest income                           10,516         25,003         69,093        110,511
                                              -----------    -----------    -----------    -----------

      Total interest income                     1,429,275      1,464,783      5,804,630      6,151,494
                                              -----------    -----------    -----------    -----------

Interest expense:
   Deposits                                       394,727        481,236      1,741,930      2,363,078
   Advances from Federal Home Loan Bank            72,069         74,380        287,610        370,855
                                              -----------    -----------    -----------    -----------

      Total interest expense                      466,796        555,616      2,029,540      2,733,933
                                              -----------    -----------    -----------    -----------

      Net interest income                         962,479        909,167      3,775,090      3,417,561

Provision for losses on loans                      60,000        117,500        235,800        331,500
                                              -----------    -----------    -----------    -----------

      Net interest income after provision
      for losses on loans                         902,479        791,667      3,539,290      3,086,061
                                              -----------    -----------    -----------    -----------

Non-interest income:
   Fees, service charges and commissions          166,773        167,534        647,901        629,987
   Gain (loss) on sales of securities, net          6,303        (40,033)        33,521        236,384
   Gain on sale of mortgage loans                  18,580         16,053         82,111         63,574
   Impairment loss on equity securities           (21,040)         - - -       (182,702)       (80,360)
   Other                                           24,852          - - -         43,874         11,084
                                              -----------    -----------    -----------    -----------

      Total non-interest income                   195,468        143,554        624,705        860,669
                                              -----------    -----------    -----------    -----------

Non-interest expense:
   Compensation, payroll taxes, and
      employee benefits                           324,933        353,557      1,349,422      1,283,858
   Advertising                                     22,655         27,540         86,479         81,339
   Office property and equipment                  123,760         96,522        405,657        302,982
   Federal insurance premiums and special
      assessments                                   3,053          3,238         12,329         23,771
   Data processing services                        52,946         55,509        217,280        195,119
   Other real estate                                2,135         (2,873)        32,298         47,243
   Other                                           96,170         81,736        344,520        375,072
                                              -----------    -----------    -----------    -----------

      Total non-interest expense                  625,652        615,229      2,447,985      2,309,384
                                              -----------    -----------    -----------    -----------

      Earnings before taxes                       472,295        319,992      1,716,010      1,637,346

Taxes on income                                   157,800        104,400        576,900        551,900
                                              -----------    -----------    -----------    -----------


   Net earnings                               $   314,495    $   215,592    $ 1,139,110    $ 1,085,446
                                              ===========    ===========    ===========    ===========

Basic earnings per common share               $      0.42    $      0.29    $      1.52    $      1.44

Diluted earnings per common share             $      0.41    $      0.28    $      1.48    $      1.42
                                              ===========    ===========    ===========    ===========
